Exhibit 99.01
                                                EXHIBIT 99.01


    Certification of Chief Executive Officer Pursuant to
                   18 U.S.C. Section 1350,
                   as Adopted Pursuant to
        Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of Park Electrochemical Corp.(the "Company") for the quarterly period ended September 1, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian
E. Shore, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1)  The Report fully complies with the requirements of
Section  13(a)  or 15(d) of the Securities  Exchange  Act  of
1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




____________________________________________
Name:  Brian E. Shore
Title: President and Chief Executive Officer
Date:  October 14, 2002







This certification accompanies the Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 18 of the Securities Exchange Act of 1934, as amended.